Exhibit 10.58

Sales Contract

Supplier: Fujian Dongshi Petrochemical Co., Ltd.

Buyer: Sanming Huajian Bioengineering Co., Ltd.

This contract is made on the 27th day of November 2009, between the Parties. The Parties agree as follows:
I.	Items, quantity (in tons), prices and amounts
Items	qty	Unit price	Amount	note
#6 Organic solvents	29.45	7,250 yuan/ton	213,512.5
Ethyl acetate	26.2	15,650.	410,030
Total: RMB 623,542.50 yuan

II.	Warranty The Supplier warrants and represents that the quality and technical specifications of the products are the same as that of the sample.
III.	Delivery: The products shall be delivered to the Buyer’s plant in batches, in accordance with the Buyer’s requirements.
IV.	Weight The total weight shall be subject to actual weighing reading, with a variance of±5% allowed.
V.	Inspection and quality: The products shall be deemed qualified upon inspection by the buyer.
VI.	Supply of samples and accessories: N/A
VII.	Payment settlement and deadline: Any payments shall be settled within 30 days following receipt of products.
VIII.	In the event a guarantee is required, the Parties shall enter into separate agreements as annex hereto.
IX.	Liability for breach of Contract:
The Parties shall settle through amicable negotiations any breach hereof, or submit it for arbitration in accordance with the Contract Law of the People’s Republic of China.

X.	Settlement of disputes
The Parties shall settle through amicable negotiations any dispute arising from the performance hereof, or submit it for arbitration in accordance with the Contract Law of  People’s Republic of China.

XI.	Miscellaneous The Parties shall enter into separate agreements for matters not mentions herein.

Supplier Name: Fujian Dongshi Petrochemical Co., Ltd. Address: Tel: 0595-85072599 Fax: 0595-85530899 Bank: Agricultural Bank of China, Dongshi Branch Account No.: 531001-40000362	Buyer Name: Fujian Huajian Bioengineering Co., Ltd. Address: Tel: 0598-8321366 Fax: 0598-8321366 Bank: Agricultural Bank of China, Sanyuan Branch Account No.:13830101040006233